UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

September 27, 2005

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

The Company has been made aware that its majority shareholder, Steamboat Industries LLC (“SIL”), has refinanced certain of its indebtedness on or about September 27, 2005.  As a result of such refinancing, 588,481 shares of common stock owned by SIL that had been previously pledged as security were released from the liens thereunder, while 560,000 shares of common stock, along with the membership interests in SIL owned by The JVH Descendants’ 2004 Trust and 65% of the common stock of Steamboat Industries N.V. owned by SIL (collectively, the “Pledged Securities”) were pledged as security for a loan from an unaffiliated lender.  In the event that the Pledged Securities are foreclosed upon following default of the obligations secured thereby, then John V. Holten would no longer control a majority of the voting power of the Company.  The repaid SIL indebtedness includes obligations assumed by SIL from the Company without recourse in connection with the Company’s initial public offering.   These obligations were to the previous minority shareholders of the Company, including Carol R. Warshauer GST Exempt Trust (of which Myron C. Warshauer (“Warshauer”), a consultant with the title of vice chairman emeritus and a former director and officer of the Company, is trustee), Waverly Partners, L.P. (of which Warshauer is the general partner) and SP Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: September 28, 2005	By:	/s/ G. Marc Baumann
G. Marc Baumann,
Chief Financial Officer